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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28597, 333-38855 and 333-67457) of Rambus Inc. of our report dated October 14, 1999 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 14, 1999 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Jose, California
December 20, 1999